UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July 24, 2007

INOVA TECHNOLOGY, INC.

(Formerly Edgetech Services. Inc.)

-----------------------------------------------

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

------------------------------------------------------------------------------

(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, CA, 90401

--------------------------------------------------

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

800 757 9808

--------------------------------------------------

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 8.01 Other events.

Inova’s Right Tag Receives Order for 1,000 RFID PC Boards

Right Tag, a subsidiary of Inova Technology, recently launched the world’s first RFID (radio frequency identification) board that can be used to transform any electronic device into an RFID scanner.

A trade show supplier, Trakkers, has ordered 1,000 of the PC boards from Right Tag. Trakkers will use the boards in a revolutionary product that trade show exhibitors can use to remotely scan the name tags of people entering their booths. Previously, exhibitors had to physically scan the bar codes on individual name tags.

The RFID board supports an industry standard communication interface allowing it to be used for many applications.

The board could be used, for example, to intelligently monitor and route products by installing it in devices used by couriers, on conveyor belts, or in doorways. This would allow a company to automatically update delivery schedules, inventory databases, locate critical equipment (for example, in a hospital) or prevent theft.

In addition to selling the PC board, Right Tag will license the technology to the manufacturers of laptops and PDAs to make their product RFID ready.

(b)                                   Exhibits*.

Exhibit No.	Item

1	Press Release.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edgetech Services, Inc.

Date: July 24, 2007	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer